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Exhibit 23.1

The following consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 19 to the consolidated financial statements.

/s/ BDO Seidman, LLP

October 30, 2007
Los Angeles, California

Consent of Independent Registered Public Accounting Firm

Board of Directors
Internet Brands, Inc.
Los Angeles, California

We hereby consent to the use in the Prospectus constituting a part of this Amended Registration Statement of our report dated July 20, 2007, except as to Note 19 as to which the date is                        , 2007 relating to the consolidated financial statements of Internet Brands, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Los Angeles, California

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm